Iveda and Megasys
Pro Forma Condensed Consolidated	Iveda Solution	Megasys			Consolidated
Balance Sheet	For the period	For the period	Pro Forma		For the period
For the Four Month Period 4/30/11	ended 4/30/2011	ended 4/30/2011	Adjustments		ended 4/30/2011

ASSETS

CURRENT ASSETS
Cash and Cash Equivalents	262,999	740,561			1,003,560
Accounts Receivable	172,649	588,726			761,375
Prepaid Expenses	14,116	32,834			46,950
Note Receivables		13,435			13,435
Advances to Suppliers		17,435			17,435
Tender Deposits		239,573			239,573
Advances to Employees		19,468			19,468
Inventory	9,606	121,822			131,428
Total Current Assets	459,370	1,773,854			2,233,224

PROPERTY AND EQUIPMENT
Office Equipment	212,764	39,348			252,112
Furniture and Fixtures, moldings	27,805	5,649			33,454
Software	47,966	164,458			212,424
Leased Equipment	247,792				247,792
Vehicles		40,264			40,264
Leasehold Improvements	36,964	11,955			48,919
Total Property and Equipment	573,291	261,674			834,965
Less: Accumulated Depreciation	295,713	240,996			536,709
Property and Equipment, Net	277,578	20,678			298,256

OTHER ASSETS
Deposits	9,014				9,014
Restricted cash		13,956			13,956
Intangible assets			330,000	(a)	330,000
Investment in Megasys/Goodwill	1,666,000		130,710	(a)	1,796,710

Total Assets	$2,411,962	$1,808,488	$460,710		$4,681,160

LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY CURRENT LIABILITIES
Accounts Payable	71,705	153,046			224,751
Accrued Expenses	61,221	57,487			118,708
Current Portion of Capital Lease	32,726				32,726
Bank Loans - Short Term		70,047			70,047
Income Tax Payable		230,183			230,183
Notes Payable		44,904			44,904
Deferred Tax Liability		50,410			50,410
Customer Deposits					-
Deferred Revenue	6,686	27,121			33,807
					-
Total Current Liabilities	172,338	633,198			805,536

LONG-TERM LIABILITIES
Capital Lease, Net Current Portion	6,248				6,248
Total Liabilities	178,586	633,198			811,784

STOCKHOLDERS' (DEFICIT) EQUITY
Common Stock, $0.00001 par value;	162	883,630	(883,630	) (b)	182
			20	(c)
Additional Paid-In Capital	9,732,130	23,490	1,635,980	(c)	11,368,110
Accumulated Comprehensive Income		116,455	(116,455	) (b)
Accumulated Deficit	(7,498,916)	175,205	(175,205	) (b)	(7,498,916)
Total Stockholders' Equity	2,233,376	1,175,290			3,869,376

Total Liabilities and Stockholders' Equity	$2,411,962	$1,808,488	$460,710		$4,681,160

Iveda and Megasys
Pro Forma Condensed Consolidated	Iveda Solutions	Megasys	Pro Forma		Pro Forma
Statement of Operations	For Year ended	For Year ended	Adjustments		Consolidated
For the Year Ended 12/31/10	12/31/2010	12/31/2010			12/31/2010

REVENUE	940,008	5,590,417			6,530,425

COST OF REVENUE	587,748	3,814,549			4,402,297
GROSS PROFIT	352,260	1,775,868			2,128,128

OPERATING EXPENSES	2,271,772	748,992	461,805	(d)	3,482,569

LOSS FROM OPERATIONS	(1,919,512)	1,026,876	461,805	(d)	(1,354,411)

OTHER INCOME (EXPENSE)
Interest Income	1,043	418			1,461
Interest Expense	(16,920)	(23,732)			(40,652)
Total Other Income (Expense)	(15,877)	(23,314)			(39,191)
INCOME (LOSS) BEFORE INCOME TAXES	(1,935,389)	1,003,562	461,805	(d)	(1,393,632)
BENEFIT (PROVISION) FOR INCOME TAXES	-	(223,136)			(223,136)
	(1,935,389)	780,426	461,805	(d)	(1,616,768)

Foreign Currency translation		94,978			94,978
NET LOSS	(1,935,389)	875,404	461,805	(d)	(1,521,790)

BASIC AND DILUTED LOSS PER SHARE	$(0.14)				$(0.10)

WEIGHTED AVERAGE SHARES	13,998,210				15,698,210

Iveda and Megasys
Pro Forma Condensed Consolidated	Iveda Solutions	Megasys	Pro Forma		Pro Forma
Statement of Operations	For Four months	For Four months	Adjustments		Consolidated
For the Four Months Ended 4/30/11	ended 4/30/2011	ended 4/30/2011			4/30/2011

REVENUE	375,914	530,274			906,188

COST OF REVENUE	203,715	364,546			568,261
GROSS PROFIT	172,199	165,728			337,927

OPERATING EXPENSES	960,659	136,687	(305,138	) (e)	792,208

INCOME (LOSS) FROM OPERATIONS	(788,460)	29,041	305,138	(e)	(454,281)

OTHER INCOME (EXPENSE)
Miscellaneous Income		295			295
Interest Income	264	23			287
Interest Expense	(15,622)	(1,058)			(16,680)
Total Other Income (Expense)	(15,358)	(740)			(16,098)
INCOME (LOSS) BEFORE INCOME TAXES	(803,818)	28,301	305,138	(e)	(470,379)
BENEFIT (PROVISION) FOR INCOME TAXES	-	(4,811)			(4,811)
	(803,818)	23,490	305,138	(e)	(475,190)

Foreign Currency translation		14,635			14,635
NET INCOME (LOSS)	$(803,818)	$38,125	305,138	(e)	$(460,555)

BASIC AND DILUTED LOSS PER SHARE	$(0.06)				$(0.03)

WEIGHTED AVERAGE SHARES	13,715,549				15,415,549

NOTES TO THE UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS

The unaudited pro forma condensed consolidated statement of income for the twelve months ended December 31, 2010 gives effect to the consolidated results of operations as if the merger occurred at January 1, 2010. The unaudited pro forma condensed consolidated statement of income for the four months ended April 30, 2011 gives effect to the consolidated results of operations as if the merger occurred at January 1, 2010. These results are not necessarily indicative of the consolidated results of operations of the Company as they may be in the future, or as they might have been had these events been effective at January 1, 2010 . The unaudited pro forma condensed consolidated balance sheet gives effect to the financial position at April 30, 2011 reflecting the merger  on April 30, 2011. The unaudited pro forma condensed consolidated financial information should be read in conjunction with the historical financial statements of the Company and Megasys and the related notes thereto.

PRO FORMA ADJUSTMENTS FOR THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET AT APRIL 30, 2011:

(a)
Gives effect to the preliminary allocation of the purchase price to intangible assets and goodwill in exchange for 1,7000,000 shares of Iveda Solutions common stock plus contingent consideration of 2,000,000 shares of Iveda Solutions common stock if certain financial goals are attained by MegaSys.

(b)	Gives effect to the Equity of MegaSys not acquired in the acquisition.

(c)          Gives effect to the estimated value of the contingent consideration of 2,000,000 shares of Iveda Solutions common stock.
PRO FORMA ADJUSTMENTS FOR THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2010 AND THE FOUR MONTHS ENDED APRIL 30, 2011:

(d)	Gives effect to the costs associated with the acquisition of MegaSys being incurred in the year ended December 31, 2010 plus the amortization of Intangible Assets allocated from the Purchase Price.

(e)	Gives effect to allocating the costs associated with the acquisition of MegaSys to the year ended December 31, 2010 offset by the amortization of Intangible Assets allocated from the Purchase Price.

The preliminary purchase price allocation is as follows:

Cash	$740,561
Accounts Receivable	588,726
Propert and Equipment	20,678
Other Assets	458,523
Intangible Assets	330,000
Goodwill	1,796,710
Liabilities Assumed	(633,198)
Total Purchase Price	$3,302,000

NOTE: The Company is still in the process of evaluating the fair value of the assets acquired and the liabilities assumed in order to make a final determination of the excess purchase price, including allocation to the intangibles other than goodwill. Accordingly, the purchase accounting information is preliminary and has been made solely for the purpose of developing such pro forma condensed consolidated financial information. Based on current information, the preliminary determination of the cost in excess of the net assets acquired and the allocation to goodwill and intangible assets should not materially differ from the final determination.